Exhibit 99.1

Compass Diversified Holdings James J. Bottiglieri Chief Financial Officer 203.221.1703 jbottiglieri@compassdiversifiedholdings.com	Investor Relations and Media Contacts: The IGB Group Leon Berman / Michael Cimini 212.477.8438 / 212.477.8261 lberman@igbir.com / mcimini@igbir.com
Compass Diversified Holdings Reports Third Quarter 2009 Financial Results
Westport, Conn., November 9, 2009 — Compass Diversified Holdings (Nasdaq: CODI) (“CODI” or the “Company”), a leading acquirer and manager of middle market businesses, announced today its consolidated operating results for the three months ended September 30, 2009.
Third Quarter 2009 Highlights
•	Generated Cash Flow Available for Distribution and Reinvestment (“Cash Flow” or “CAD”) of $11.7 million for the third quarter of 2009;

•	Reported net income of $2.8 million for the third quarter of 2009; and

•	Paid third quarter 2009 cash distribution of $0.34 per share, bringing cumulative distributions paid to $4.2952 per share since CODI’s IPO in May of 2006
CODI reported Cash Flow (see note regarding use of Non-GAAP Financial Measures below) of $11.7 million for the quarter ended September 30, 2009, as compared to $15.7 million for the prior year period. CODI’s Cash Flow decline for the third quarter compared to the prior year quarter was largely attributable to the negative impact of the economy on the Company’s Staffmark subsidiary. CODI’s weighted average number of shares for the quarter ending September 30, 2009 was approximately 36.6 million.
Cash Flow for the third quarter of 2009 was an improvement over the $7.8 million of Cash Flow reported for the second quarter of 2009. This improvement was due to the impact of a variety of cost containment measures across CODI’s subsidiaries, as well as both strengthening revenue trends and the impact of seasonality at a number of the businesses.

CODI’s Cash Flow is calculated after taking into account all interest expense, cash taxes paid and maintenance capital expenditures, and includes the operating results of each subsidiary for the periods during which CODI owned them. However, Cash Flow excludes the gains from sales of businesses, which have totaled over $109 million since CODI’s initial public offering.
Net income for the quarter ended September 30, 2009 was $2.8 million, as compared to net income of $6.8 million for the quarter ended September 30, 2008.
As of September 30, 2009, CODI had $47.0 million in cash and cash equivalents on hand, $76.5 million outstanding on its term debt facility and $156 million of borrowing availability under its $340 million revolving credit facility. The Company has no significant debt maturities until 2013.
On October 7, 2009, CODI’s Board of Directors declared a distribution of $0.34 per share. The distribution was paid on October 29, 2009 to all holders of record as of October 23, 2009.
Commenting on the quarter, Joe Massoud, CEO of Compass Diversified Holdings, said, “ We are pleased with our third quarter performance. Our subsidiary management teams continue to do an excellent job of managing costs, while our strategy to use our leading market positions and balance sheet strength to increase relative market shares during this economic downturn has been successful at a number of our companies, yielding improved top-line metrics. These efforts not only contributed to our cash flow generation in the current period; more importantly, they position our companies to emerge from the current economic environment as even stronger participants in their respective market niches. Based on our improved prospects and our generation of Cash Flow thus far this year, we believe that we are well positioned to surpass our previously announced guidance for the full year 2009 and to achieve year over year growth in Cash Flow for 2010.”
Mr. Massoud concluded, “In addition to this expectation for growth within our current family of businesses, management continues to aggressively pursue acquisitions of new platform businesses. With significant access to capital, we believe these opportunities are significant and attractive, although we remain committed to a disciplined approach to valuation and diligence.”
Conference Call
Management will host a conference call this afternoon at 1:00 p.m. ET to discuss the latest corporate developments and financial results. The dial-in number for callers in the U.S. is (888) 740-6142 and the dial-in number for international callers is (913) 312-1517. The access code for all callers is 6521490. A live webcast will also be available on the Company’s website at www.compassdiversifiedholdings.com.
A replay of the call will be available through November 16, 2009. To access the replay, please dial (888) 203-1112 in the U.S. and (719) 457-0820 outside the U.S., and then enter the access code 6521490.

Note Regarding Use of Non-GAAP Financial Measures
CAD, or Cash Flow, is a non-GAAP measure used by the Company to assess its performance, as well as its ability to sustain and increase quarterly distributions. A number of CODI’s businesses have seasonal earnings patterns, with the first quarter typically being the slowest of the year. Accordingly, the Company believes that the most appropriate measure of its performance is over a trailing or expected 12-month period. We have reconciled CAD, or Cash Flow, to Net Income and Cash Flow Provided by Operating Activities on the Attached Schedules. We consider Net Income and Cash Flow Provided by Operating Activities to be the most directly comparable GAAP financial measures to CAD, or Cash Flow.
About Compass Diversified Holdings (“CODI”)
Compass Diversified Holdings (“CODI”) was formed to acquire and manage a group of middle market businesses that are headquartered in North America. Its subsidiaries are a diverse group of businesses with highly defensible market positions.
CODI’s structure involves acquisition of controlling ownership interests in its subsidiaries in order to maximize its ability to impact each subsidiary’s performance. The Company provides both debt and equity capital for its subsidiaries, contributing to their financial and operating flexibility. CODI’s model involves discipline in identifying and valuing businesses, proactive engagement with the management teams of the companies it acquires and the monetization of its subsidiaries when it believes that doing so will maximize shareholder value. The Company seeks to provide a high level of transparency in financial reporting and governance processes for the benefit of its shareholders. CODI currently has six subsidiaries operating in distinct market niches. The cash flows generated by these businesses are utilized in pursuit of CODI’s dual objectives of investing in the long-term growth of the Company and making distributions of cash to its shareholders.
Subsidiary Businesses
AFM Holdings Corporation and its consolidated subsidiaries, referred to as American Furniture, is a low-cost manufacturer of upholstered stationary and motion furniture with the ability to ship any product in its line within 48 hours of receiving an order. American Furniture is based in Ecru, MS.
Anodyne Medical Device, Inc. and its consolidated subsidiaries, referred to as AMD, is a manufacturer of medical support surfaces and patient positioning devices, which are primarily used for the prevention and treatment of pressure wounds experienced by patients with limited to no mobility. AMD is based in Coral Springs, FL.
CBS Personnel Holdings, Inc. and its consolidated subsidiaries, referred to as Staffmark, is a provider of temporary staffing services in the United States. Staffmark is headquartered in Cincinnati, OH and operates over 300 locations in 29 states.

Compass AC Holdings, Inc. and its consolidated subsidiaries, referred to as Advanced Circuits, is a manufacturer of low-volume, quick-turn and prototype rigid printed circuit boards (“PCBs”). Advanced Circuits is based in Aurora, CO.
Fox Factory Holding Corp. and its consolidated subsidiaries, referred to as Fox, is a designer, manufacturer and marketer of high-end suspension products for mountain bikes, all-terrain vehicles, snowmobiles and other off-road vehicles. Fox is based in Watsonville, CA.
Halo Lee Wayne LLC and its consolidated subsidiaries, referred to as Halo, is a distributor of customized promotional products and serves more than 30,000 customers as a one-stop-shop resource for design, sourcing, management and fulfillment across all categories of its customers’ promotional products needs. Halo is based in Sterling, IL.
To find out more about Compass Diversified Holdings, please visit www.compassdiversifiedholdings.com.
This press release may contain certain forward-looking statements, including statements with regard to the future performance of the Company. Words such as “believes,” “expects,” “projects,” and “future” or similar expressions, are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements, and some of these factors are enumerated in the risk factor discussion in the Form 10-K filed by CODI with the Securities and Exchange Commission for the year ended December 31, 2008 and other filings with the Securities and Exchange Commission. CODI undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
A copy of this press release, and of past press releases, is available on Compass Diversified Holdings’ website located at www.compassdiversifiedholdings.com.

Compass Diversified Holdings
Condensed Consolidated Balance Sheets

	September 30,	December 31,
	2009	2008
(in thousands)	(unaudited)

Assets
Current assets:
Cash and cash equivalents	$46,997	$97,473
Accounts receivable, less allowance of $5,599 and $4,824	159,539	164,035
Inventories	53,583	50,909
Prepaid expenses and other current assets	27,459	22,784

Total current assets	287,578	335,201

Property, plant and equipment, net	26,353	30,763
Goodwill	288,272	339,095
Intangible assets, net	222,987	249,489
Deferred debt issuance costs, net	5,774	8,251
Other non-current assets	19,712	21,537

Total assets	$850,676	$984,336

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$104,509	$105,808
Due to related party	3,118	604
Current portion, long-term debt	2,500	2,000
Current portion of workers’ compensation liability	36,208	26,916
Other current liabilities	2,667	4,042

Total current liabilities	149,002	139,370

Long-term debt	74,500	151,000
Supplemental put obligation	4,893	13,411
Deferred income taxes	59,529	86,138
Workers’ compensation liability	36,154	40,852
Other non-current liabilities	7,127	9,687

Total liabilities	331,205	440,458

Stockholders’ equity
Trust shares, no par value, 500,000 authorized; 36,625 and 31,525 shares issued and outstanding at 9/30/09 and 12/31/08	485,790	443,705
Accumulated other comprehensive loss	(2,349)	(5,242)
Accumulated earnings (deficit)	(32,495)	25,984

Total stockholders’ equity attributable to Holdings	450,946	464,447
Noncontrolling interests	68,525	79,431

Total stockholders’ equity	519,471	543,878

Total liabilities and stockholders’ equity	$850,676	$984,336

Compass Diversified Holdings
Condensed Consolidated Statements of Operations
(unaudited)

	Three Months	Three Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
(in thousands, except per share data)	September 30, 2009	September 30, 2008	September 30, 2009	September 30, 2008
Net sales	$324,239	$413,601	$886,681	$1,163,646
Cost of sales	253,175	322,606	693,842	909,982

Gross profit	71,064	90,995	192,839	253,664
Operating expenses:
Staffing expense	17,665	25,872	56,144	78,412
Selling, general and administrative expense	36,099	42,597	108,093	121,121
Supplemental put expense (reversal)	(101)	(765)	(8,518)	5,829
Management fees	3,331	3,758	9,825	10,953
Amortization expense	6,168	6,171	18,614	18,432
Impairment expense	—	—	59,800	—

Operating income (loss)	7,902	13,362	(51,119)	18,917

Other income (expense):
Interest income	34	559	111	1,140
Interest expense	(2,681)	(4,199)	(8,918)	(13,545)
Amortization of debt issuance costs	(433)	(491)	(1,343)	(1,473)
Loss on debt repayment	—	—	(3,652)	—
Other income (expense), net	96	48	(594)	405

Income (loss) from continuing operations before income taxes	4,918	9,279	(65,515)	5,444
Income tax expense (benefit)	2,130	3,067	(25,920)	3,622

Income (loss) from continuing operations	2,788	6,212	(39,595)	1,822
Income from discontinued operations, net of income tax	—	—	—	4,607
Gain on sale of discontinued operations, net of income tax	—	636	—	72,932

Net income (loss)	2,788	6,848	(39,595)	79,361
Net income (loss) attributable to noncontrolling interest	687	1,590	(15,005)	2,295

Net income (loss) attributable to Holdings	$2,101	$5,258	$(24,590)	$77,066

Basic and fully diluted net income (loss) per share	$0.06	$0.17	$(0.73)	$2.44

Weighted average number of shares outstanding — basic and fully diluted	36,625	31,525	33,655	31,525

Cash distributions declared per share	$0.34	$0.34	$1.02	$0.99

Compass Diversified Holdings
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Nine Months	Nine Months
	Ended	Ended
(in thousands)	September 30, 2009	September 30, 2008

Cash flows from operating activities:
Net income (loss)	$(39,595)	$79,361
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Gain on sale of businesses	—	(72,932)
Depreciation and amortization expense	26,332	28,025
Impairment expense	59,800	—
Supplemental put expense (reversal)	(8,518)	5,829
Noncontrolling interests and noncontrolling stockholders charges	1,378	2,492
Loss on debt repayment	3,652	—
Deferred taxes	(28,107)	(7,010)
Other	(254)	296

Changes in operating assets and liabilities, net of acquisition:
Decrease (increase) in accounts receivable	6,054	(310)
Decrease (increase) in inventories	(2,413)	93
Increase in prepaid expenses and other current assets	(2,757)	(8,672)
Increase in accounts payable and accrued expenses	5,862	13,631
Payment of supplemental put obligation	—	(14,947)

Net cash provided by operating activities	21,434	25,856

Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	(1,435)	(173,561)
Proceeds from dispositions	—	153,439
Purchases of property and equipment	(2,365)	(8,587)
Other	185	(328)

Net cash used in investing activities	(3,615)	(29,037)

Cash flows from financing activities:
Proceeds from issuance of Trust shares, net	42,085	—
Net borrowing (repayment) of debt	(76,000)	2,968
Swap termination fee	(2,517)	—
Debt issuance costs	—	(551)
Distributions paid	(33,889)	(30,736)
Net proceeds related to noncontrolling interest	2,450	423
Other	(424)	1,475

Net cash used in financing activities	(68,295)	(26,421)

Foreign currency adjustment	—	(80)

Net decrease in cash and cash equivalents	(50,476)	(29,682)
Cash and cash equivalents — beginning of period	97,473	119,358

Cash and cash equivalents — end of period	$46,997	$89,676

Compass Diversified Holdings
Condensed Consolidated Table of Cash Flows Available for Distribution and Reinvestment (“CAD”)
(unaudited)

	Three Months Ended	Three Months ended	Nine Months Ended	Nine Months Ended
(in thousands)	September 30, 2009	September 30, 2008	September 30, 2009	September 30, 2008

Net income (loss)	$2,788	$6,848	$(39,595)	$79,361
Adjustment to reconcile net income (loss) to cash provided by operating activities:
Gain on sale of businesses	—	(636)	—	(72,932)
Depreciation and amortization	8,230	8,334	24,989	26,552
Impairment expense	—	—	59,800	—
Amortization of debt issuance costs	433	491	1,343	1,473
Supplemental put expense (reversal)	(101)	(765)	(8,518)	5,829
Noncontrolling interests and noncontrolling stockholders charges	918	809	1,378	2,492
Loss on debt repayment	—	—	3,652	—
Other	(33)	458	(254)	296
Deferred taxes	(1,618)	(1,249)	(28,107)	(7,010)
Changes in operating assets and liabilities	(5,955)	(13,488)	6,746	(10,205)

Net cash provided by operating activities	4,662	802	21,434	25,856
Plus:
Unused fee on revolving credit facility (1)	871	863	2,581	2,255
Staffmark integration and restructuring expenses	780	2,018	4,022	6,476
Changes in operating assets and liabilities	5,955	13,488	—	10,205
Less:
Maintenance capital expenditures (2)	571	1,507	2,181	5,396
Changes in operating assets and liabilities	—	—	6,746	—

Estimated cash flow available for distribution and reinvestment	$11,697	$15,664	$19,110	$39,396

Distribution paid in April 2009/2008			$10,719	$10,246
Distribution paid in July 2009/2008			12,452	10,246
Distribution paid in Oct 2009/2008	$12,452	$10,719	12,452	10,719

	$12,452	$10,719	$35,623	$31,211

(1)	Represents the commitment fee on the unused portion of the Revolving Credit Facility.

(2)	Represents maintenance capital expenditures that were funded from operating cash flow and excludes approximately $3.2 million of growth capital expenditures for the nine months ended September 30, 2008.